EXHIBIT 10.35

XERIUM TECHNOLOGIES, INC.

PERFORMANCE AWARD PROGRAM

This Xerium Technologies, Inc. Performance Award Program (the “Program”) contains rules supplemental to those set forth in the Xerium Technologies, Inc. 2005 Equity Incentive Plan (the “EIP”). The Program provides for the grant of the incentive award opportunities (each, an “Award”) under and subject to the terms of the EIP, which is incorporated herein by reference. In the event of any inconsistency between the Program and applicable provisions of the EIP, the EIP shall control. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the EIP.

1.    Administration; Eligibility; Features of Awards.    The Program shall be administered by the Committee as described in the EIP. Eligibility to participate in the Program shall be limited to individuals who are selected in accordance with the terms of the EIP to participate in the Program from among those individuals who are eligible to participate in the EIP (each, a “Participant”). Participation in any Award shall not entitle a Participant to share in any future Awards or in any other future awards of Xerium Technologies, Inc. (the “Company”) or its subsidiaries. Each Award shall entitle the holder, subject to satisfaction of the performance conditions under the Award (and, if the Award is intended to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the further limitations of the EIP with respect thereto), to a benefit determined under Section 2 below and Exhibit A (the “Total Benefit Amount”) that is payable as follows: (a) so much of the Total Benefit Amount as equals the minimum tax withholding shall be determined (the “Tax Withholding Amount”); (b) fifty (50%) percent of the Total Benefit Amount shall be payable in the form of Stock; and (c) the balance of the Total Benefit Amount (the “Election-Eligible Portion”) after the amounts determined pursuant to clauses (a) and (b) of this Section 1 shall be payable, as the Participant may elect pursuant to Section 3 below, either in cash or in Stock (and will be paid in cash if the Participant makes no such election). The number of shares of Stock deliverable in respect of any portion of an Award payable in Stock shall be determined as described in Section 4 below.

2.    Determination of Total Benefit Amount.    The determination of each Participant’s Total Benefit Amount under an Award for any calendar year or portion thereof (a “performance year”) shall be made in accordance with the provisions of Exhibit A applicable to such Participant for such performance year.

3.    Election to Receive Stock for Election-Eligible Portion.    A Participant holding an Award for any performance year may elect not later than thirty-one (31) calendar days prior to the conclusion of the performance year to receive all or any portion of the Election-Eligible Portion of his or her Award payment, if any, in Stock rather than cash.

4.    Determination of Number of Shares Payable.    The number of shares of Stock payable under any Award shall be the quotient determined by dividing (x) by (y), where (x) is that portion of the Total Benefit Amount, if any, payable with respect to such Award in Stock, and (y) is the average of the per-share closing prices of the Stock (adjusted as appropriate to reflect any stock splits, stock dividends or similar events) for the last twenty (20) trading days of the performance year, rounded down to the nearest whole number.

5.    Latest Payment Date; Tax Withholding.

(a)  All payments, if any, under an Award shall be made not later than by March 15 of the calendar year following the performance year unless the Company establishes that it was administratively impracticable to make the payment by that deadline and, as of the date the Award was granted, such impracticability was unforeseeable in accordance with Section 409A of the Code and the regulations promulgated thereunder. If payment is delayed beyond March 15 by reason of the preceding sentence, payment shall be made as soon as administratively practicable.

(b)  The Tax Withholding Amount with respect to an Award shall be used to satisfy tax withholding requirements for such Award and such withheld amount shall be deemed to have been paid to the Participant partially in cash and partially in Stock in the same proportion as the Stock and cash paid with respect to the Award excluding the Tax Withholding Amount.

6.    Intent to be Exempt from Section 162(m).    Awards for the 2008 performance year are not intended to qualify for the performance-based compensation exception under Section 162(m) of the Code. In the case of any Award for a subsequent performance year that is intended to so qualify, (i) the Exhibit A performance goals with respect to such Award shall be established by the Committee not later than ninety (90) days after the commencement of the performance year (or by such earlier date as is required by Section 1.162-27(e)(2)(i) of the Treasury Regulations), (ii) the Exhibit A performance goals, as so established, shall be consistent with the eligible performance measures, if any, approved by the shareholders of the Company for use in respect of performance awards under the EIP and shall be objectively determinable in compliance with Section 1.162-27(e)(2) of the Treasury Regulations, and (iii) no portion of the Award shall be paid unless and until the Committee has certified (as required by Section 1.162-27(e)(5) of the Treasury Regulations) that the performance goals have been achieved (or, if the performance goals are expressed in terms that admit of varying payout levels for different levels of performance, have been achieved at a level sufficient to support the payment).

7.    Nature of Awards.    Awards hereunder are intended to qualify as Stock Unit Awards under the EIP, with the cash portion payable pursuant to Section 9(d) of the EIP. The Program is unfunded and any cash payments by the Company hereunder shall be made from the general assets of the Company.

8.    Termination of Employment.    No Award shall be payable to or in respect of a Participant, except as the Committee shall otherwise expressly determine, unless the Participant is employed by the Company or a subsidiary on December 31 of the performance year.

9.    Availability of Stock.    If, when Awards become payable in respect of any performance year, the number of shares of Stock deliverable under the Awards exceeds the number of shares then available under the EIP, there shall first be reduced proportionally the number of shares deliverable under the Election-Eligible Portion of the Awards, and if any further reduction is needed such further reduction shall be made proportionally among all Awards, with the amount of any such reductions payable in cash.

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10.    Treatment of Awards Upon a Change in Control.    If (a) the Company merges into or combines with any other entity and, immediately following such merger or combination, any Person or group of Persons acting in concert holds 50% or more of the voting power of the entity surviving such merger or combination (other than any Person or group of Persons which held 50% or more of the Company’s voting power immediately prior to such merger or combination or any Affiliated Person of any such Person or member of such group); (b) any Person or group of Persons acting in concert acquires 50% or more of the Company’s voting power; or (c) the Company sells all or substantially all of its assets or business for cash or for securities of another Person or group of Persons (other than to any Person or group of Persons which held 50% or more of the Company’s total voting power immediately prior to such sale or to any Affiliated Person of any such Person or any member of such group), then, unless the Committee provides for the continuation or assumption of Awards or for the grant of new awards in substitution therefor (which substitute awards, if any, may be payable in cash or other property or a combination thereof) by the surviving entity or acquiror, in each case on such terms and subject to such conditions as the Committee may determine, with respect to each Award not so assumed or continued:

(a)  In the event such transaction occurs on or after the close of the performance year with respect to the Award, the Committee shall determine, acting in its sole and reasonable discretion, prior to the occurrence of the transaction, the extent to which the applicable performance metrics specified in Exhibit A have been satisfied. If financial statements or other relevant data are not available prior to the time of such determination, the Committee shall make such determination based upon the financial information and data then available to the Company.

(b)  In the event such transaction occurs prior to the close of the performance year with respect to the Award, the applicable performance metrics specified in Exhibit A shall be determined as follows: (i) the performance year shall be deemed to end on the effective date of such transaction; and (ii) the extent to which the applicable performance metrics specified in Exhibit A for the shortened performance year described in clause (i) above have been achieved shall be determined by the Committee acting in its sole and reasonable discretion based upon the financial information available to the Company (it being understood that the Committee may, to the extent it deems necessary, extrapolate performance through the effective date of the transaction based upon available data); (iii) the performance determined pursuant to clause (ii) shall then be adjusted by multiplying it by fraction, the numerator of which is the number of days in the shortened performance year and the denominator of which is 365, and the performance as so adjusted shall be the basis for determining the Total Benefit Amount with respect to the Award, subject to proration in accordance with Section 10(c) below.

(c)  If subsection (b) above applies, the Total Benefit Amount initially determined under subsection (b) with respect to an Award shall be prorated by multiplying such initially determined amount by a fraction, the numerator of which is the number of days in the shortened performance year and the denominator of which is 365.

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For purposes of this Section 10, “Person” means any individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or other entity or group, and “Affiliated Person” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or is under common control with such Person.

11.    Amendment.    The Committee may amend the Program at any time and from time to time, and may terminate the Program, in each case subject only to such limitations, if any, as the EIP may impose.

12.    409A.    This Program and the Awards granted thereunder shall be construed and administered consistent with the intent that they at all times be in compliance with or exempt from the requirements of Section 409A of the Code and the regulations promulgated thereunder.

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XERIUM TECHNOLOGIES, INC.

PERFORMANCE AWARD PROGRAM

Exhibit A (applicable to 2008 performance year)

There are five different types of Awards under the Program for performance year 2008:

1. Corporate Awards

2. North America Division Awards

3. South America Division Awards

4. Europe Division Awards and

5. Asia Division Awards.

The North America Division Awards, South America Division Awards, Europe Division Awards and Asia Division Awards are referred to herein collectively as “Division Awards” and each as a “Division Award”. The North America Division, South America Division, Europe Division and Asia Division are referred to herein collectively as “Divisions” and each as a “Division”.

Participants in the Program selected by the Committee shall receive the types of Awards in the amounts determined by the Committee.

Corporate Awards are described in Section 1 below, and Division Awards are described in Section 2 below.

Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with U.S. generally accepted accounting principles.

Section 1 — Corporate Awards

Two measures of performance are relevant in determining the Total Benefit Amount, if any, under a Corporate Award: (i) the Corporate Cash Metric and (ii) the Corporate EBITDA Metric.

i.  Corporate Cash Metric

The “Corporate Cash Metric” means, for Xerium Technologies, Inc., on a consolidated basis, net cash provided by operating activities for the year ended December 31, 2008 minus capital expenditures (as reflected on the cash flow statement) for the year ended December 31, 2008 plus interest expense (excluding the amortization of debt expense and net of interest income) for the year ended December 31, 2008 plus the reduction (where a reduction is expressed as a positive number and an increase is expressed as a negative number) in Trapped Cash for Xerium Technologies, Inc., on a consolidated basis, from December 31, 2007 to December 31, 2008. “Trapped Cash” means accounts receivable (if any) outstanding at December 31, 2007 or December 31, 2008, as the case may be, in excess of the accounts receivable that would cause the quotient determined by dividing accounts receivable on such date by the ratio of net sales for the year then ended to 365 to be in excess of 50 plus inventory (if any) at December 31, 2007 or December 31, 2008, as the case may be, in excess of one-sixth of cost of goods sold for the year then ended plus accounts payable (if any) outstanding at December 31, 2007 or December 31, 2008, as the case may be, less than the amount of the accounts payable that would cause the quotient determined by dividing accounts payable on such date by the ratio of cost of goods sold for the year then ended to 365 to be less than 48. The Committee shall have sole discretion to determine the calculation of the amount of the Corporate Cash Metric.

Weighting: The amount of the target award under the Corporate Award that is based upon the Corporate Cash Metric is 60% of the total Corporate Award for the Participant. “X” below refers to the target award for the Participant under the Corporate Award that is based upon the Corporate Cash Metric.

The Target Corporate Cash Metric (referred to below as “Y”) shall be established by the Committee upon the granting of Corporate Awards and communicated to Participants receiving a Corporate Award; provided, however, that the amount so established by the Committee may be adjusted by the Committee after the initial determination of the amount to reflect any significant change of circumstance, including without limitation, the acquisition or disposition of any business by Xerium Technologies, Inc. or any of its subsidiaries.

Subject to Section 1(iii), the Total Benefit Amount payable with respect to a Corporate Award based upon the portion measured against the Corporate Cash Metric shall be determined as follows:

Corporate Cash Metric below .95Y: no payment under the Corporate Cash Metric component

Corporate Cash Metric at .95Y: bonus = .5 X

Corporate Cash Metric at .975Y: bonus = .667X

Corporate Cash Metric at Y: bonus = X

Corporate Cash Metric at 1.25Y: bonus = 1.5X

Corporate Cash Metric at 1.45Y: bonus = 2X

Corporate Cash Metric at 1.8Y or above: bonus = 2.5X

The amount payable between the levels of Corporate Cash Metric identified above shall be determined on the basis of straight line interpolation between points.

ii.  Corporate EBITDA Metric

The “Corporate EBITDA Metric” means Adjusted EBITDA, as such term is defined in the first sentence of the definition of such term in the Credit and Guaranty Agreement (the “Credit Agreement), dated as of May 19, 2005, entered into by and among the Company, certain subsidiaries of the Company, Citigroup Global Markets, Inc., CIBC World Markets Corp. and other agents and banks party thereto, as amended and in effect on May 30, 2008, for Xerium Technologies, Inc. for the year ended December 31, 2008; provided, however, that notwithstanding anything to the contrary in such definition of “Adjusted EBITDA”, (a) because the intent is that the Corporate EBITDA Metric be calculated on a “self funded” basis, the Corporate EBITDA Metric shall be determined taking into account the expense for all Awards under the Program (including both Corporate and Division Awards) for the performance year regardless of whether such Awards are paid in cash or Stock; and (b) the Corporate EBITDA Metric for the three months ended March 31, 2008 was $35,610,000. The Committee shall have sole discretion to determine the calculation of the amount of the Corporate EBITDA Metric.

Weighting: The amount of the target award under the Corporate Award that is based upon the Corporate EBITDA Metric is 40% of the total Corporate Award for the Participant. “X” below refers to the target award for the Participant under the Corporate Award that is based upon the Corporate EBITDA Metric.

The Target Corporate EBITDA Metric (referred to below as “Y”) shall be established by the Committee upon the granting of Corporate Awards and communicated to Participants receiving a Corporate Award; provided, however, that the amount so established by the Committee may be adjusted by the Committee after the initial determination of the amount to reflect any significant change of circumstance, including without limitation, the acquisition or disposition of any business by the Company or any of its subsidiaries.

Subject to Section 1(iii), the Total Benefit Amount payable with respect to a Corporate Award based upon the portion measured against the Corporate EBITDA Metric shall be determined as follows:

Corporate EBITDA Metric below .95Y: no payment under the Corporate EBITDA Metric component

Corporate EBITDA at .95Y: bonus = .5 X

Corporate EBITDA at .975Y: bonus = .667X

Corporate EBITDA at Y: bonus = X

Corporate EBITDA at 1.06Y: bonus = 1.5X

Corporate EBITDA at 1.1Y: bonus = 2X

Corporate EBITDA at 1.42Y or above: bonus = 2.5X

The amount payable between the levels of Corporate EBITDA Metric identified above shall be determined on the basis of straight line interpolation between points.

iii.  Total Benefit Amount payable with respect to a Corporate Award shall be the sum of the amounts determined pursuant to Section 1(i) and Section 1(ii) above; provided, however, if the such amount exceeds two (2) times the sum of (a) the target award for the Participant under the Corporate Award that is based upon the Corporate Cash Metric and (b) the target award for the Participant under the Corporate Award that is based upon the Corporate EBITDA Metric (such sum with respect to a Participant, the “Corporate Target”) then the Total Benefit Amount payable with respect to a Corporate Award for such Participant shall be reduced to two (2) times the Corporate Target.

Section 2 — Division Awards

The description of Division Awards below applies to the Division Awards of each of the four Divisions.

Two measures of performance are relevant in determining the Total Benefit Amount, if any, under a Division Award: (i) the Division Cash Metric and (ii) the Division EBITDA Metric.

i.  Division Cash Metric

The “Division Cash Metric” means net cash provided by operating activities for the year ended December 31, 2008 minus capital expenditures for the year ended December 31, 2008 plus interest expense (excluding the amortization of debt expense and net of interest income) for the year ended December 31, 2008 plus the reduction (where a reduction is expressed as a positive number and an increase is expressed as a negative number) in Trapped Cash (as defined in Section 1(i) above) for the particular Division from December 31, 2007 to December 31, 2008, in each case as required to be presented in the internal financial management reports (commonly referred to as “GRs”) of the Company for the particular Division. The Committee shall have sole discretion to determine the calculation of the amount of the Division Cash Metric.

Weighting: The amount of the target award under the Division Award that is based upon the Division Cash Metric is 60% of the total Division Award for the Participant. “X” below refers to the target award for the Participant under the Division Award that is based upon the Division Cash Metric.

The Target Division Cash Metric (referred to below as “Y”) shall be established by the Committee upon the granting of Division Awards and communicated to Participants receiving a Division Award for the particular Division; provided, however, that the amount so established by the Committee may be adjusted by the Committee after the initial determination of the amount to reflect any significant change of circumstance, including without limitation, the acquisition or disposition of any business by the particular Division.

Subject to Section 2(iii), the Total Benefit Amount payable with respect to a Division Award (other than an Asia Division Award) based upon the portion measured against the Division Cash Metric shall be determined as follows:

Division Cash Metric below .95Y: no payment under the Division Cash Metric component

Division Cash Metric at .95Y: bonus = .5 X

Division Cash Metric at .975Y: bonus = .667X

Division Cash Metric at Y: bonus = X

Division Cash Metric at 1.25Y: bonus = 1.5X

Division Cash Metric at 1.45Y: bonus = 2X

Division Cash Metric at 1.81Y or above: bonus = 2.5X

The amount payable between the levels of Division Cash Metric identified above shall be determined on the basis of straight line interpolation between points.

Subject to Section 2(iii), the Total Benefit Amount payable with respect to an Asia Division Award based upon the portion measured against the Division Cash Metric shall be determined as follows:

Division Cash Metric below .95Y: no payment under the Division Cash Metric component

Division Cash Metric at .95Y: bonus = .5 X

Division Cash Metric at .975Y: bonus = .667X

Division Cash Metric at Y: bonus = X

Division Cash Metric at 3.5Y: bonus = 1.5X

Division Cash Metric at 7Y: bonus = 2X

Division Cash Metric at 8.25Y or above: bonus = 2.5X

The amount payable between the levels of Division Cash Metric identified above shall be determined on the basis of straight line interpolation between points.

ii.  Division EBITDA Metric:

The “Division EBITDA Metric” means “Adjusted EBITDA” for the particular Division for the year ended December 31, 2008 as required to be presented in the internal financial management reports (commonly referred to as “GRs”) of the Company in accordance with the guidelines for such reports in effect on June 30, 2008 and consistent with the definition of Adjusted EBITDA as set forth in the first sentence of the definition of such term in the Credit Agreement; provided that notwithstanding anything to the contrary contained herein, (a) because the intent is that the Division EBITDA Metric be calculated on a “self funded” basis, the Division EBITDA Metric shall be determined taking into account the expense for all Awards for that particular Division for the performance year and the expense for the allocated portion (as determined by the Compensation Committee in accordance with Company internal accounting policies) of any Corporate Awards for the performance year regardless of whether such Awards are paid in cash or Stock; (b) the limit on Consolidated Restructuring Costs (as defined in the Credit Agreement) that may be added back to net income for the purposes of calculating the Division EBITDA Metric shall be as determined by the Committee; (c) the amount of the Division EBITDA Metric for the Division for the three months ended March 31, 2008 shall be as previously reported in theGRs for such period. The Committee shall have sole discretion to determine the calculation of the amount of the Division EBITDA Metric.

Weighting: The amount of the target award under the Division Award that is based upon the Division EBITDA Metric is 40% of the total Division Award for the Participant. “X” below refers to the target award for the Participant under the Division Award that is based upon the Division EBITDA Metric.

The Target Division EBITDA Metric (referred to below as “Y”) shall be established by the Committee upon the granting of Division Awards and communicated to Participants receiving a Division Award for the particular Division; provided, however, that the amount so established by the Committee may be adjusted by the Committee after the initial determination of the amount to reflect any significant change of circumstance, including without limitation, the acquisition or disposition of any business by the particular Division.

Subject to Section 2(iii), the Total Benefit Amount payable with respect to a Division Award (other than an Asia Division Award) based upon the portion measured against the Division EBITDA Metric shall be determined as follows:

Division EBITDA Metric below .95Y: no payment under the Division EBITDA Metric component

Division EBITDA at .95Y: bonus = .5 X

Division EBITDA at .975Y: bonus = .667X

Division EBITDA at Y: bonus = X

Division EBITDA at 1.06Y: bonus = 1.5X

Division EBITDA at 1.1Y: bonus = 2X

Division EBITDA Metric at 1.38Y or above: bonus = 2.5X

The amount payable between the levels of Division EBITDA Metric identified above shall be determined on the basis of straight line interpolation between points.

Subject to Section 2(iii), the Total Benefit Amount payable with respect to an Asia Division Award based upon the portion measured against the Division EBITDA Metric shall be determined as follows:

Division EBITDA Metric below ..95Y: no payment under the Division EBITDA Metric component

Division EBITDA at .95Y: bonus = .5 X

Division EBITDA at .975Y: bonus = .667X

Division EBITDA at Y: bonus = XDivision EBITDA at 1.65Y: bonus = 1.5X

Division EBITDA at 2.6Y: bonus = 2X

Division EBITDA Metric at 3.25Y or above: bonus = 2.5X

The amount payable between the levels of Division EBITDA Metric identified above shall be determined on the basis of straight line interpolation between points.

iii.  Total Benefit Amount payable with respect to a Division Award shall be the sum of the amounts determined pursuant to Section 2(i) and Section 2(ii) above; provided, however, if the such amount exceeds two (2) times the sum of (a) the target award for the Participant under the Division Award that is based upon the Division Cash Metric and (b) the target award for the Participant under the Division Award that is based upon the Division EBITDA Metric (such sum with respect to a Participant, the “Division Target”) then the Total Benefit Amount payable with respect to a Division Award for such Participant shall be reduced to two (2) times the Division Target.

Section 3 — Total Benefit Amount

The Total Benefit Amount for a Participant shall be the sum of the Total Benefit Amount payable with respect to any Corporate Award for such Participant (as determined in accordance with Section 1(iii)) and the Total Benefit Amount payable with respect to any Division Award for such Participant (as determined in accordance with Section 2(iii)).